Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

January 12, 2015

Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota  55102

Re:	Ecolab Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ecolab Inc., a Delaware corporation (the “Company”), in connection with the automatic registration statement on Form S-3 to be filed on the date hereof by the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933 (the “Securities Act”), of an unspecified amount of debt securities of the Company (the “Debt Securities”), in one or more series, which are to be issued pursuant to an indenture (the “Indenture”) proposed to be entered into between the Company and Wells Fargo Bank, National Association (the “Trustee”), a form of which indenture is an exhibit to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)           the Registration Statement;

(b)           the form of Indenture being filed as an exhibit to the Registration Statement;

(c)           a copy of the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware and by the Assistant Secretary of the Company (the “Certificate of Incorporation”);

(d)           a copy of the Company’s By-Laws, as amended and in effect as of the date hereof and as certified by the Assistant Secretary of the Company (the “By-Laws”); and

(e)           a copy of certain resolutions of the Board of Directors of the Company, relating to the Registration Statement and the registration of the Debt Securities, as certified by the Assistant Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  We have assumed that the Indenture, in substantially the form reviewed by us, and any supplemental indenture to the Indenture will be duly authorized, executed and delivered by the Trustee and that any Debt Securities that may be issued will be manually authenticated by duly authorized officers of the Trustee. In addition, we have assumed that the terms of the Offered Debt Securities (as defined below) will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture and any supplemental indenture thereto and the Offered Debt Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.  We have assumed that the choice of New York law to govern the Indenture and any supplemental indentures thereto is a valid and legal provision. We have also assumed that the choice of currency in which any Offered Debt Securities are denominated does not contravene any exchange control or other laws of the nation issuing such currency. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any law (other than Opined on Law) on the opinion stated herein.  Insofar as the opinion expressed herein relates to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein.  The Securities may be issued from time to time on a delayed or continuous basis, and the opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that with respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939; (ii) an appropriate prospectus supplement or free writing prospectus with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations promulgated thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company or an authorized committee thereof has taken, or the authorized officers of the Company have taken, all necessary corporate action to fix and determine the terms and to authorize the issuance and delivery of the Offered Debt Securities; (v) any supplemental indenture, officer’s certificate or board resolution in respect of such Offered Debt Securities has been duly authorized, executed and delivered, as applicable, by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officer’s certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or By-Laws as then in effect or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Trustee; and (vii) the Offered Debt Securities have been duly executed and authenticated by the Company and the Trustee, respectively, in accordance with the terms of the Indenture, such supplemental indenture and any officer’s certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and issued and delivered by the Company to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Indenture and any supplemental indenture, officer’s certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a)           the opinion stated herein is limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws now or hereafter in effect affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is sought in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) the waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (v) any requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) the ability of any governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies;

(b)           except to the extent expressly stated in the opinion contained herein, we do not express any opinion with respect to the effect on the opinion stated herein of (i) the compliance or non-compliance of any party to the Indenture with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to the Indenture;

(c)           except to the extent expressly stated in the opinion contained herein, we have assumed that the Indenture constitutes the valid and binding obligation of each party to the Indenture, enforceable against such party in accordance with its terms; and

(d)           we do not express any opinion with respect to the enforceability of any provisions with respect to the choice of law or the choice of forum of the parties to the Indenture.

In addition, in rendering the foregoing opinion we have assumed that:

(a)           the Company has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Indenture; and

(b)           neither the execution and delivery by the Company of the Indenture nor the performance by the Company of its obligations under the Indenture: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its properties is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its properties is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP